Exhibit (10)(k)(9)

AMENDMENT NO. 4

TO

ALLTEL CORPORATION PENSION PLAN

(January 1, 2001 Restatement)

WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation Pension Plan, as amended and restated effective as of January 1, 2001, and as subsequently amended, (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

1. Effective as of January 1, 1989, Section 1.37(c) of the Plan is amended to provide as follows:

(c)   Break in Service

A Plan Year or Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service.

2. Effective for limitation years beginning on and after January 1, 2001, a new Section 7.03 is added to the Plan to provide as follows:

7.03 CRA Model Amendment

For limitation years beginning on and after January 1, 2001, for purpose of applying the limitations in Sections 7.01 and 7.02, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 4 to ALLTEL Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 27th day of May, 2004

ALLTEL CORPORATION

By:	/s/ Scott T. Ford
Title: